Adeona Appoints C. Evan Ballantyne as Chief Financial Officer

-- Former CFO of Clinical Data, Inc. Brings Extensive Financial Background
to Emerging Synthetic Biologics Company --

For Immediate Release

Ann Arbor, MI, February 7, 2012 – Adeona Pharmaceuticals, Inc. (NYSE Amex: AEN - News), a developer of synthetic DNA-based therapeutics and innovative disease-modifying medicines for serious illnesses, announced today that C. Evan Ballantyne has joined the Company as Chief Financial Officer. In this position, Mr. Ballantyne will be responsible for all aspects of the Company's financial, accounting and investor relations functions.

From 2006 until its acquisition in April 2011, Mr. Ballantyne served as Executive Vice President and Chief Financial Officer of Clinical Data, Inc., a publicly-traded biopharmaceutical company which was acquired by Forest Laboratories, Inc. for $1.3 billion. While at Clinical Data, Mr. Ballantyne was instrumental in leading corporate financings totaling approximately $220 million as well as a number of acquisition and divestitures totaling $116 million.

“We are very pleased to welcome Evan to the Adeona leadership team. Evan’s significant financial, strategic and operating experience in the biopharmaceutical sector will be valuable assets to the Company, as we continue to build Adeona’s portfolio of synthetic biologics and DNA-based human therapeutics,” stated Jeff Riley, Chief Executive Officer, President and Chairman at Adeona. “With Evan’s exceptionally strong track record in finance and management, I look forward to working closely with him to continue to strengthen the Company and increase shareholder value.”

Mr. Ballantyne has also served as Chief Financial Officer of a number of private medical technology companies, including Avedro and ZymeQuest. Earlier in his career, Mr. Ballantyne served as Vice President and Chief Operating Officer for ACNielsen Europe Middle East & Africa and held the Chief Financial Officer position as well for two years. There, he was responsible for all aspects of operations, strategic planning and finance in more than 45 countries for a corporation with 9,700 employees. He also helped lead the company's successful ISO certification process. Mr. Ballantyne began his career at the Dun & Bradstreet Corporation where he held several senior financial positions.

Mr. Ballantyne earned a B.A. from the University of Western Ontario, and took a post-graduate degree in Business Administration with Honors from the University of Windsor.

About Adeona Pharmaceuticals, Inc.

Adeona is a biotechnology company focused on the development of synthetic DNA-based therapeutics and innovative disease-modifying medicines for serious illnesses. Adeona is developing, or has partnered the development of, product candidates to treat pulmonary arterial hypertension, relapses in multiple sclerosis, cognitive dysfunction in multiple sclerosis, fibromyalgia and amyotrophic lateral sclerosis (ALS). For more information, please visit Adeona's website at www.adeonapharma.com.

In December 2011, Adeona announced that the Board of Directors had taken several actions to prioritize the company's focus on its recent entry into the emerging field of synthetic biologics. As a result of its new primary focus, the Board approved a proposed name change of the company to Synthetic Biologics, Inc., to better reflect its new mission and primary business. Such name change is subject to stockholder approval.

Synthetic Biologics is a trademark of Adeona Pharmaceuticals, Inc.

This release includes forward-looking statements on Adeona's current expectations and projections about future events. In some cases forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectations and assumptions and are subject to a number of risks and uncertainties, many of which are difficult to predict and include statements regarding our ability to continue to build shareholder value. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from those reflected in Adeona's forward-looking statements include, among others, a failure to successfully integrate the new management and other factors described in Adeona's report on Form 10-K for the year ended December 31, 2010 and any other filings with the SEC. The information in this release is provided only as of the date of this release, and Adeona undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

For further information, please contact:

Jeff Riley

Chief Executive Officer

(734) 332-7800, Ext. 22

###